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                                                                  EXHIBIT 3.29.1


                             CONTRIBUTION AGREEMENT
                             ----------------------


          THIS CONTRIBUTION AGREEMENT (this "Agreement") dated as of the 1st day of October, 1999 between Stone Materials Company, LLC, a Delaware limited liability company ("Stone Materials"), and Commercial Stone Co., Inc, a Pennsylvania corporation ("Commercial").

                              W I T N E S S E T H:
                              -------------------
          WHEREAS, Stone Materials is the sole owner of CATS, LLC, a Delaware limited liability company ("CATS"); and

          WHEREAS, the parties hereto desire to effectuate the transactions contemplated hereby in furtherance of the reorganization of the business and operations of the companies of USS Holdings, Inc., a Delaware corporation, and the ultimate parent company of Stone Materials, Commercial and CATS pursuant to a plan of reorganization substantially in the form of the draft presented to the Board of Directors for its review (the "Reorganization"); and

          WHEREAS, in furtherance of the Reorganization, Stone Materials has authorized the contribution to Commercial of the entire right, title and interest of Stone Materials in CATS (the "LLC Interest"); and

          WHEREAS, Commercial desires to accept such contribution.
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          NOW, THEREFORE, the parties hereto, intending to be legally bound, in consideration of the agreements herein contained and other valuable consideration, hereby agree as follows:

     1.   Contribution.  Stone Materials hereby contributes, transfers and
          ------------
conveys the LLC Interest to Commercial for the account and for the benefit of Commercial, and Commercial hereby accepts such contribution, transfer and conveyance from Stone Materials for the benefit of Commercial.

     2    Delivery of Certificate; Further Assurances.  To the extent the LLC
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Interest is represented by a certificate, upon execution of this Agreement,
Stone Materials shall deliver to CATS a certificate representing such LLC Interest, duly endorsed in blank or with a fully executed transfer power attached, all in proper form for transfer. Each of the parties hereto covenants and agrees that, from and after the date hereof, it will execute and deliver to the appropriate party such additional instruments and documents and take such further action as may be necessary in order to more fully vest, record and/or perfect Commercial's title to, or interest in, the LLC Interest being conveyed hereunder.

     3.   Effective Date.  The parties hereto agree that the transactions
          --------------
contemplated hereby shall, upon satisfaction of the terms and conditions set forth herein, be deemed effective as of the date of this Agreement.

     4.   Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior discussions, agreements and understandings, whether written or oral, with respect to the subject matter hereof.

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     5.   Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware without giving effect to its conflict of law rules.

     6.   Counterparts.  This Agreement may be signed in any number of
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.



                          STONE MATERIALS COMPANY, LLC

                          By:  Better Minerals & Aggregates Company, as
                          Manager


                          By:    /s/ John A. Ulizio
                               -----------------------------------------------
                               Name: John A. Ulizio
                               Title:: Vice President
                          COMMERCIAL STONE CO., INC.


                          By:    /s/ John A. Ulizio
                               -----------------------------------------------
                               Name: John A. Ulizio
                               Title:: Secretary

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